Exhibit 99.1

For Immediate Release

Contact
Investor Relations
For The Amacore Group, Inc.
813-289-5552

The Amacore Group And CAREINGTON International
Enter Into Strategic Joint Marketing Agreement

-- Companies To Offer Best In Class Healthcare Plans --

Tampa, FL (June 2005) - The Amacore Group, Inc., (OTC BB:ACGI), formerly known as Eye Care International, Inc., the nation’s premier provider of discount vision plans and CAREINGTON International, a leader and innovator in discount dental care and discount health care programs with more than five million members, have entered into a joint marketing partnership. The relationship, announced jointly by Amacore CEO Clark Marcus and CAREINGTON Senior Vice President Chuck Misasi, creates a powerful suite of discounted health care services and plans that will offer significant appeal to employers, families and individuals nationwide, according to the companies.

Through the agreement, Amacore and CAREINGTON have entered into a relationship wherein each party will be able to offer their quality services and discounted vision and dental health plans to select current clients as well as new customers. For Amacore, its customers will now be able to purchase CAREINGTON’s high quality discount dental and healthcare benefits programs on the market today, while Careington will now have access to Amacore’s best-in-class vision plan. This includes the largest vision network with provider locations nationwide, and is the only nationwide discount vision plan that provides service from ophthalmologists, including discounts on surgical procedures such as LASIK Vision Correction.

“This partnership clearly validates our goal to offer the most comprehensive and cost-effective discounted healthcare solutions for families and company benefit programs in America,” says Clark Marcus. “Our relationship creates a powerful marketing team that now provides the highest quality and affordable vision, dental and health plans nationwide, offering current and new customers extensive access, unparalleled responsiveness and customer service at significant cost-savings,” he adds.

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“Our relationship with Amacore serves to further strengthen our position as a full service, discount benefits plan administrator and marketing company. We are proud to offer our clients best-in-class products and services that meet the needs of their customers. CAREINGTON has a proud history of satisfying its clients for more than 25 years,” notes Misasi. “We continue to build on the most comprehensive and affordable quality healthcare programs across the country, providing customers with the very best provider networks to insure satisfaction and value for our clients,” he adds. “We offer a superb combination of services, products and capabilities, adding now a unique and extensive network of optometrists and ophthalmologists. We are pleased to include EyeCare International into our product portfolio.”

The two companies will launch an aggressive marketing and communications campaign to promote the services provided by each. CAREINGTON will also provide Amacore with back office and administrative support through its 100+ employee headquarters outside of Dallas, Texas.

About The Amacore Group
THE AMACORE GROUP, INC. owns and operates the nations largest discount vision network (Eye Care International), with provider locations nationwide. It is the only discount vision plan providing the services of ophthalmologists (MDs) who discount all their services including cosmetic surgical procedures, such as LASIK vision correction and Co2 Laser Skin Resurfacing. The Amacore Group is also the parent company of LBI Brokerage, LLC, distributor of the Eye Care International Vision Plan and the Transamerica Worksite program. For more information about the Eye Care International Vision Plan, visit www.ecivisionplan.com.

About CAREINGTON International
With access to over 750,000 participating providers, CAREINGTON is the most innovative discount healthcare administrator in the country, offering name-brand provider networks and best-in-class products and services. CAREINGTON is proud to serve more than 5 million satisfied members. CAREINGTON is a full service administrator for custom discount health care programs and is often called upon to work directly with some of the most respected U.S. insurance companies, banks and other financial institutions as well as association, employer groups and third party administrators for self-funded arrangements.

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This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risk and uncertainties, including, but not limited to, the successful implementation of the Company’s programs, availability of financing and results of financing efforts. Further information regarding these and other risks is described from time to time in filings with the SEC.